fonix corporation

                        a Delaware corporation

                   1996 Directors' Stock Option Plan

      The purpose of this 1996 Directors' Stock Option Plan (the "Plan") is to promote the long-term success of fonix corporation (the "Company") by creating a long-term mutuality of interests between the Directors and the shareholders of the Company, to provide an incentive to the Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

      1.    Administration

      The Plan shall be administered by a Committee consisting of two or more Directors appointed by the Board of Directors of the Company (the "Board"). The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all the members of the Committee shall be the acts of the Committee. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan or as to "Nonstatutory Stock Options" and their related alternate stock appreciation rights ("Alternate Rights") granted under the Plan (hereinafter collectively referred to as "Options"), shall be subject to the determination of the Committee, which shall be final and binding. Notwithstanding the above, the selection of the Directors to whom Options are to be granted, the timing of such grants, the number of shares subject to any Option, the exercise price of any Option, the periods during which any Option may be exercised and the term of any Option shall be as hereinafter provided by formula and the Committee shall have no discretion as to such matters.

      2.    Shares Available Under the Plan

      Except as may be adjusted as provided elsewhere herein, the shares of stock which may be issued upon exercise of Options under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The number of shares of Common Stock the Company shall reserve for issuance upon exercise of Options to be granted from time to time under the Plan, shall not exceed in the aggregate 5,400,000 shares of Common Stock. In the absence of an effective registration statement under the Securities Act of 1933 (the "Act"), all Options granted and shares of Common Stock subject to their exercise will be restricted as to subsequent resale or transfer, pursuant to the provisions of Rule 144, promulgated under the Act; provided, however, that the Company shall as soon as practicable, file a registration statement covering the shares of Common Stock reserved for issuance under the Plan on Form S-8, if such form is available for use by the Company.

      3.    Formula Grant of Options

      Only Directors of the Company are eligible to receive grants of Options under the Plan.

            A. Upon adoption of the Plan by the Board of Directors, each current member of the Board will automatically and without further action by the Board or the Committee be granted the following Options, together with related Alternative Rights:

                  (1) Options to purchase 200,000 shares of Common Stock for each prior calendar year, or portion of a calendar year (but not less than 6 months) during which the Director has served as a member of the Board, all of which Options vest immediately upon the date of grant, and

                  (2) Options to purchase 400,000 shares of Common Stock, which Options vest on January 1 of each year commencing on January 1, 1997, at the rate of 200,000 shares per year (subject to adjustment and substitution as provided below) for each prior calendar year or portion of a calendar year (but not less than 6 months) during which such Director serves as a member of the Board, provided that no Options shall be granted pursuant to this Section 3.A(2) for any calendar year prior to 1996.

            B. In addition to the Options granted to current Directors of the Company upon adoption of Plan, any new member of the Board of Directors appointed or elected after adoption of the Plan, automatically and without further action by the Board or the Committee, and to the extent shares are available for issuance under the Plan, shall be granted Options to purchase 400,000 shares of Common Stock of the Company on the day following the date of appointment of such person to the Board. Such Options, if granted, shall vest on January 1 of each year, following the end of the calendar year during which that Optionee became a Director, at the rate of 200,000 shares per year (subject to adjustment and substitution as provided below) for each prior calendar year or portion of a calendar year (but not less than 6 months) which such Director completes in service as a member of the Board.

            C. A Director may decline acceptance of the grant of Options hereunder by notifying the Committee of such decision.

      4.  Effective Date and Term of Plan

      The Plan shall become effective as of the 30th day of April 1996, the date the Plan is effectively adopted by a majority of the Board (the "Effective Date"), but for purposes of qualification under the exemptions stated in Section 16(b) of the Securities Exchange Act of 1934, the Plan must be approved by the holders of a majority of the issued and outstanding shares of fonix corporation Common Stock present in person or by proxy and entitled to vote at the earlier of either a Special Meeting of Shareholders called for that purpose or the 1996 Annual Meeting of Shareholders of fonix corporation, which meeting shall in any event, be held not more than twelve (12) months after adoption of the Effective Date.

      No awards shall be granted under the Plan after or on the 30th day of April, 2006, which date is ten (10) years after the Effective Date (the "Plan Termination Date"). Provided, however, that the Plan and all awards made under the Plan prior to such Plan Termination Date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

      5.    Terms and Conditions of Nonstatutory Stock Options

      Nonstatutory Stock Options granted under the Plan shall be subject to the following terms and conditions:

            A. The grant of a Nonstatutory Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the Director who is the holder of the Option (the "Optionee"), stating the number of shares of Common Stock subject to the Nonstatutory Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

            B. The purchase price at which each Nonstatutory Stock Option may be exercised (the "Option Price") shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the Nonstatutory Stock Option on the date of grant as provided below.

            C. Subject to the vesting schedule under Paragraph 3, above, each Nonstatutory Stock Option shall be fully exercisable at any time beginning six months, and within ten (10) years, after the date of grant thereof (the "Option Term"). No Nonstatutory Stock Option shall be exercisable after the expiration of its Option Term. A Nonstatutory Stock Option to the extent exercisable at any time may be exercised in whole or in part.

            D. Each Nonstatutory Stock Option Agreement shall set forth the procedure governing the exercise of the Nonstatutory Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or with Common Stock previously owned by Optionee having a fair market value on the date of exercise of the Nonstatutory Stock Option, determined as provided below, equal to the Option Price for the shares being purchased. Delivery of the shares may be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a Nonstatutory Stock Option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the Nonstatutory Stock Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the Nonstatutory Stock Option shall not be deemed to occur and no shares of stock will be issued by the Company upon exercise of the Nonstatutory Stock Option until the Company has received payment of the Option Price in full. The date of exercise of a Nonstatutory Stock Option shall be determined under procedures established by the Committee as provided above. Payment of the Option Price with shares shall not increase the number of shares of stock which may be issued under the Plan.

            E. If an Optionee ceases to be a Director of the Company for any reason, any outstanding Nonstatutory Stock Options held by the Director shall be exercisable according to the following provisions:

                  (1) If the Optionee ceases to be a Director for any reason other than resignation, removal for cause or death, any outstanding Nonstatutory Stock Option held by the Optionee at such time shall be exercisable by the Optionee (but only if exercisable immediately prior to ceasing to be a Director) at any time prior to the expiration date of such Nonstatutory Stock Option or within three years after the date the grantee ceases to be a Director, whichever is the shorter period;

                  (2) If during his term of office as a Director an Optionee resigns from the Board or is removed from office for cause, any outstanding Nonstatutory Stock Option held by the Optionee which is not exercisable by him immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding Nonstatutory Stock Option held by the Optionee which is exercisable immediately prior to resignation or removal shall be exercisable at any time prior to the expiration date of such Nonstatutory Stock Option or within six months after the date of resignation or removal, whichever period is shorter;

                  (3) Following the death of an Optionee during service as a Director of the Company, any outstanding Nonstatutory Stock Option held by him at the time of death (whether or not exercisable by the grantee immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the Optionee, or, if the Optionee shall fail to make testamentary disposition of the Nonstatutory Stock Option or shall die intestate, by the legal representative of the Optionee at any time prior to the expiration date of such Nonstatutory Stock Option or within three years after the date of death of Optionee, whichever is the shorter period;

                  (4) Following the death of an Optionee after ceasing to be a Director and during a period when a Nonstatutory Stock Option is exercisable under (2) above, the Nonstatutory Stock Option shall be exercisable by such person entitled to do so under the will of the Optionee or by such legal representative at any time prior to the expiration date of the Nonstatutory Stock Option or within one year after the date of death, whichever is the shorter period;

                  (5) Following the death of an optionee after ceasing to be a Director and during a period when a Nonstatutory Stock Option is exercisable under clause (1) above, the Nonstatutory Stock Option shall be exercisable by such person entitled to do so under the Will of the optionee or by such legal representative at any time during the shorter of the following two periods: (i) until the expiration date of the Nonstatutory Stock Option or (ii) until three years after the grantee ceased being a Director or one year after the date of death of the Optionee (whichever is longer).

      A Nonstatutory Stock Option held by an Optionee who has ceased to be a Director of the Company shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 5E.

            F. "FAIR MARKET VALUE" per share in respect of any share of Common Stock as of any particular date shall mean (i) the closing sales price per share of Common Stock reflected on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange; or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market; or (iii) in case no reported sale takes place, the average of the closing bid and asked prices on the National Association of Securities Dealers' Automated Quotations System ("NASDAQ") or any comparable system, or if the shares of Common Stock are not listed on NASDAQ or comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or (iv) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine in any such other manner as the Committee may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

      6.    Alternate Stock Appreciation Rights

            A. Concurrently with the award of Nonstatutory Stock Options to purchase one or more shares of Common Stock, the Board or Committee shall, subject to the provisions of the Plan, award to the Optionee with respect to each share of Common Stock, a related Alternate Right, permitting the Optionee to be paid the appreciation on the Nonstatutory Stock Option in Common Stock in lieu of exercising the Nonstatutory Stock Option.

            B. Alternate Rights shall be evidenced by written agreements in such form as the Committee may from time to time determine.

            C. An Optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of Nonstatutory Stock Options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment in Common Stock the number of shares determined pursuant to Subsections D and E. Alternate Rights shall be exercisable only to the same extent and subject to the same conditions and within the same Option Terms as the Nonstatutory Stock Options related thereto are exercisable, as provided in this Plan.

            D. The amount of payment to which an Optionee shall be entitled upon the exercise of each Alternate Right shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Fair Market Value of a share of Common Stock on the date the Nonstatutory Stock Option related to said Alternate Right was granted or became effective, as the case may be.

            E. Upon exercise of Alternate Rights, the Company shall pay Optionee the amount of payment determined pursuant to Subsection D in Common Stock. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Subsection D by the Fair Market Value of a share of Common Stock on the exercise date of such Alternate Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified in this Plan for shares issued pursuant to the exercise of Nonstatutory Stock Options.

            F. The exercise of any Alternate Rights shall cancel an equal number of Nonstatutory Stock Options related to said Alternate Rights.

            G. Upon termination of the Optionee's employment as a Director of the Company by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of such termination, exercise any Alternate Rights to the extend such Alternate Rights are exercisable during such six-month period.

            H. Except as provided in Subsection G, all Alternate Rights shall terminate three months after the date of termination of the Optionee's employment as a Director or upon the death of the Optionee.

      7.    Restrictions

            A. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be exercised or consummated in whole or in part unless and until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. No award under the Plan shall be assignable or transferable by the recipient thereof, except by Will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the U.S. Internal Revenue Code, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative. The recipient of an award shall not exercise the Options for at least six months after date of grant of award.

            B. Subject to the foregoing provisions of Section 5 and the other provisions of this Plan, any Option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement under which the Option is granted, or an amendment thereto; except that in no event, notwithstanding anything in this Plan to the contrary, shall the Committee or the Board have any power or authority which would cause the Plan to fail to be a plan described in Rule 16b-3 of the Securities Exchange Act or any successor Rule.

      8.    Withholding Taxes

      Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall, to the extent permitted or required by law, have the right to require the grantee, as a condition of exercise of its Options to remit to the Company no later than the date of issuance or exercise, or make arrangements satisfactory to the Board regarding payment of, any amount sufficient to satisfy any federal, state and/or local taxes of any kind, including, but not limited to, withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If the participant fails to pay the amount required by the Board, the Company shall have the right to withhold such amount from other amounts payable by the Company to the participant, including but not limited to, salary, fees or benefits, subject to applicable law.
Alternatively, the Board may cause the Company to issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy any such taxes, including, but not limited to, the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

      9.    Rights as a Shareholder

      The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him or her upon exercise of the options.

      10.   Adjustments

      In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan and the Option Price of Nonstatutory Stock Options theretofore granted under the Plan.

      11.   Effect of Certain Changes

      Notwithstanding Section 10 above, the following adjustments shall be made upon the occurrence of certain events or changes to the Company or its capitalization:

            A. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for awards under the Plan, the number of such shares covered by the outstanding Options and the price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

            B. In the event of the proposed dissolution or liquidation of the Company, in the event of any corporate separation or division, including, but not limited to split-up, split-off or spin-off, or in the event of a merger, consolidation or other reorganization of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger, consolidation or other reorganization by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger, consolidation or other reorganization; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than 90-days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of 90 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable; provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

            C. If while unexercised Options remain outstanding under the Plan, the stockholders of the Corporation approve a definitive agreement to merge, consolidate or otherwise reorganize the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation (each, a "Disposition Transaction"), then the Committee may: (i) make an appropriate adjustment to the number and class of shares available for awards under the Plan, and to the amount and kind of shares or other securities or property (including cash) receivable upon exercise of any outstanding options after the effective date of such transaction, and the price thereof, or, in lieu of such adjustment, provide for the cancellation of all options outstanding at or prior to the effective date of such transaction; (ii) provide that exercisability of all Options shall be accelerated, whether or not otherwise exercisable; or (iii) in its discretion, permit Optionees to surrender outstanding options for cancellation.

            D. Paragraphs (B) and (C) of this Section shall not apply to a merger, consolidation or other reorganization in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation, merger or other reorganization of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

            E. In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

            F. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

            G. Except as hereinbefore expressly provided in this Section, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock or any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or other reorganization or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

      12.   Amendment of the Plan

            A. The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements. Provided, however, that no such amendment pursuant to this Section 10 shall circumvent the provisions of the last sentence of Paragraph 1, above or otherwise disqualify the Plan for exemption under Rule 16b-3 of the Securities Exchange Act or any successor Rule.

            B. The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 9), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his other rights under an award previously granted to him or her.

            C. Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any Nonstatutory Stock Option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Nonstatutory Stock Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor Rule relating to exemption from Section 16(b) of the Securities Exchange Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Nonstatutory Stock Options theretofore granted under the Plan notwithstanding any contrary provisions contained in any Nonstatutory Stock Option agreement. In the event of any such amendment to the Plan, the holder of any Nonstatutory Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the Nonstatutory Stock Option agreement within such reasonable time as the Committee shall specify in such request.

      13.   Effect of Headings

      The Section and Subsection headings contained herein are for convenience only and shall not affect the construction hereof.


ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS, EFFECTIVE THE 30TH DAY OF APRIL 1996.



                              /S/ Roger D. Dudley, Secretary
                              --------------------